Exhibit 10.22

RMB Credit Limitation Contract

Contract No.: Jianshankaidai (2010)149

Type of Loan:

Borrower (Party A): SkyPeople Juice Group Co., Ltd.

Address: 16F, National Development Bank Building, No.2, Gaoxin 1st  RD, High-Tech Zone, Xi'an, China 710075

Legal Representative (Chief Officer): Xue Hongke

Fax: 029-88377001                                                                   Tel: 029-88377295

Lender (Party B): China Construction Bank of Hi-Tech Industrial Development Zone, Xi'an Branch

Address: No.42 Gaoxin Road, Xi'an              Post Code: 710075

Chief Officer: Li Jun

Fax: 029-88321414                   Tel: 029-88333539

Whereas Party A applies for bank loan to Party B as operating expenditure and Party B agrees to provide Party A with a credit limitation contract (the “Contract”). Pursuant to relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

Article 1.  Line of Loan:

The line of the loan shall be RMB Sixteen Million Four Hundred Thousand Yuan (in words) (the “Maximum Amount”).

                “Line of loan” refers to the balance of a loan principal which is lent to Party A in a contracted period when the loan is effective. During the availability period of the loan, Party A could repeatedly use the line of the loan. As long as the un-repaid loan principal under this contract has not exceeded the line of the loan, Party A could apply for the loan repeatedly regardless of the amount and frequency. However, the total amount of the applied amount together with the balance outstanding of un-repaid loan principal could not exceed the line of loan.

                Article 2. Use of Funds

                Party A should use the loan as an operating expenditure.  Please see the attached Annex 1 for detailed information on usage and resource of the funds.

Article 3. Availability Period

The Availability Period of the Contract shall commence from December 15th, 2010 and end on December 14, 2011 (the “Availability Period”). Party A’s obligation to repay its indebtedness in respect to any individual Loan provided within the Availability Period shall not be affected by the expiration of the Availability Period even if the maturity date for such individual Loan comes after the Availability Period expires.

Upon the expiration of the Availability Period, the Facility not drawn shall become invalid automatically.

The term of each individual Loan means the period commencing from the date of the drawing of such individual Loan and ending on the maturity date of such Loan as provided for under this Contract.

Article 4. Drawing of the Facility

During the Availability Period and within the Maximum Amount of the Facility, Party A can apply for Loans subject always to the formalities which shall be completed by both Parties. The amount, interest rate, term and purpose of each individual Loan shall be determined according to the Notice of Drawing issued by Party B to Party A.

If any security provider has performed its obligations in accordance with any security contract, the Facility shall decrease by the amount of principal which has been repaid by such security provider.

The amount of each individual Loan shall be no less than RMB 1,000,000.00, and its term shall be no shorter than 30 days, but no longer than 10 months.

Article 5. Interest Rate, Calculation and Payment of Interests and Fees

1. The annual interest rate applicable to each individual Loan shall be fixed at a base rate with a fluctuation of [Blank] %.

2. Penalty Interest Rate

The annual interest rate shall be adjusted up to 100% if Party A does not perform according to the agreement and the interest shall be calculated and paid in accordance with relevant regulations of the People’s Bank of China.

3. The annual interest rate shall be adjusted to 50% for the overdue loan.

4. Interest Settlement

The interest rate shall be calculated and paid according to the fixed interest rate, and the 20th day of each month shall be the date for the settlement of interest.

Article 6. Management Fee

Where Party A shall pay to Party B a Management Fee of RMB 32,800 in accordance with this Contract, Party A has paid such Management Fee to Party B within 10 banking days after the execution of this Contract.

Article 7. Disbursement of the Loan

Application for Drawing of the Facility

1.
Party A shall submit to Party B an Application for drawing in advance. For any individual Loan with an amount exceeding RMB 3,000,000.00, such Application shall be submitted 3 banking days in advance. Party B shall determine whether or not to provide Loans within 3 banking days after its receipt of such Application.

2.	Conditions Precedent to the Disbursement of the Loan:

 Subject to a waiver by Party B, Party B is not obliged to make any disbursement to Party A unless the following condition precedents have been satisfied:

i.	Party A has obtained and/or completed all approval, registration, delivery and other necessary formalities relating to the Loan in accordance with relevant laws and regulations; and

ii.	The security documents acceptable to Party B have become effective and remain in full effect; and

iii.	Party A has opened a bank account upon the requirement of Party B, and

iv.	Party B has received the notice for drawing the loan and the application has been verified and approved by Party B, and

v.	The management fee has been paid in consistence with the agreement, and

vi.	No Event of Default specified in this Contract has occurred; and

vii.	No bans or restriction on releasing loans of regulations, rule and related supervision institutions, and

viii.	The financial index should comply with the requirement of Annex 2 Binding Terms Re. Financial Index constantly, and

ix.	Party A has submitted the required materials before releasing the loan, and

x.	The materials provided by Party A are legally true, complete, accurate, effective and in compliance with the requirement of Party B, and

xi.	Other conditions precedent:

During the contract effective period, Party A promises that all the offering proceeds received from its overseas parent company will be collected and settled by Party B

3.	Materials provided by Party A

i. The two Parties agreed to adopt Item 1 below as the accepted promise for materials submission.

Item 1.  Only need to meet the first of the following situations:

(1)	The amount of each drawing exceeds RMB 3,000,000 and the payment to a third party under such drawing exceeds 3,000,000, and

(2)	[Blank]

Thus, Party A should provide the following materials 3 business days ahead of the drawing:

a.	Loan Redeposit certificate and Payment Settlement certificate, and

b.
Transaction materials (including but not limited to goods, labor services, contracts for purpose of capital expenditure/ invoices or other written or electronic documents which could prove the usage of the loan, and

c.	All other materials required by Party B (including but not limited to the Business License, Authorization Letter, Articles of Corporation and shareholders/ board resolutions of the contractual Party).

                Item 2.  Except for the situation described in item 1, if Party B approves Party A to make the payment automatically in compliance with Item 5 below after reviewing the above mentioned material, Party A should provide to Party B the following materials one business day before the payment at the latest:

a.	Fund use plan along with the potential drawing of the loan（see Annex 3 for the Form of Loan Using Plan）, and

b.	Loan Redeposit certificate signed and stamped by Party A, and

c.	All other materials required by Party B (including but not limited to the Business License, Authorization Letter, Articles of Corporation and shareholders/ board resolutions of the contractual Party)

ii.	Regardless of the amount of each drawing, Party A should provide to Party B the following materials within [BLANK] days after the drawing process has been made:

a.	Loan Redeposit certificate and Certificate of Payment and Settlement signed by Party A, and

b.
Transaction materials (including but not limited to goods, labor services, contracts for purpose of capital expenditure/ invoices or other written or electronic documents which could prove the usage of the loan, and

c.	All other materials required by Party B (including but not limited to the Business License, Authorization Letter, Articles of Corporation and shareholders/ board resolutions of the contractual Party).

4.	Payment made by Party B under related entrustment

Under the following situation, Party B has the rights to make the payment upon entrustment:

             Only if the first of the following situation happens for drawing the loans, Party B should pay upon the entrustment of Party A immediately, that is Party A entrusts Party B irrevocably to pay the loan fund to a contractual party of Party A. Party A should not pay the aforesaid loan fund to a third party or contractual party automatically.

(1)
The amount of each drawing exceeds RMB 3, 000,000 and the payment to a third party under such drawing exceeds 3,000,000. In addition, Party B considers the conditions of the payment receiving party meet their standard after reviewing the materials provided by Party A, and

(2)	Regardless of the amount of the payment, the payment should be made by Party B upon entrustment,

i
Under the situation where Party B makes the payment upon entrustment, Party B will redeposit the loan fund to the account where the loan will be disbursed, and then transfer the loan fund to the account contractual party of Party A from the loan disbursement account. Party A should not dispose of the loan fund by any means under any excuse (including but not limited to fund transferring or cash withdrawing).

ii
Party A reviews the amount, time, contractual party and method of payment provided by Party As well as the bank account where the payment disbursement will be made. After review and conclusion that all materials provided meet the requirement standards of Party B, the loan fund will be transferred to the contractual party of Party A. It could be considered as the completion of the payment obligation of Party B once the loan fund enters into the bank account of the contractual party of Party A. Party A should check if the payment is successful or not within one business day after the payment day and should inform Party B of any failures immediately. Party A should ensure the contractual party should match the usage of loan and transaction materials provided.

iii
The regular review of the above said materials does not mean either Party B confirms the transaction is legal and true, or the party is involved in the dispute with any third party transaction or should bear any liabilities or obligations for Party A. All loss of Party B caused by loan disbursement should be compensated by Party A.

iv
Any unsuccessful payment or payment delay due to the fault of Party A, which includes materials provided by Party A are incomplete, untrue, inaccurate, not in accordance with the usage of loan or conflicting, will be covered by the following treatments:

(1)
 All loss occurred, including but not limited to unsuccessful disbursement or payment delay, will be undertaken by Party A. Party B is not responsible for such incident and all loss of Party B should be borne by Party A.

(2)	Party A has no rights to nor can dispose of the loan fund in any form（including but not limited to loan fund transfers or cash withdrawn）.

(3)	Party A should re-provide new information or correct the materials provided upon the request of Party B within 2 business days.

Party B is entitled to take back the loan fund in advance if any default of the above mentioned agreement occurs.

v
Any risk, liability and loss due to the failure, error or delay of the loan disbursement, which is not caused by the fault of Party B, should be undertaken completely by Party A and all loss of Party B should be borne by Party A.

5.	Loan disbursement made by Party A discretionarily

If one single disbursement does not conform to the situation described in “4. Payment made by Party B under related entrustment, Item 1,” then both Parties agree to adopt discretionary disbursement made by Party A, which means after Party B grants the applied loan fund to the loan receiving account, Party A could disburse the fund discretionarily to its contractual party.  Party A should ensure that its contractual party is in line with usage of the loan and transaction materials.

6.
It will be considered that Party B has fulfilled its duty of lending once the loan grants to the bank account, regardless of payment upon entrustment conducted by Party B or independent payment made by Party A. Party A should ensure the loan receiving account runs well (including but not limited to free from freezing). Any possible risk, loss or liabilities in connection with being frozen or deducting after the loan fund enters the receiving account, should be borne by Party A. Any loss of Party B in connection with it should be borne by Party A.

7.	Change the way of payment

If any of the following happens，Party B has the rights to change the type of payment, which includes but is not limited to adjusting the conditions applied in the payment upon entrustment (e.g. adjusting amount standard) and changing the type of disbursement of a single payment:

i	Party A breaches any of the agreements in this contract;

ii	Anything happens that may jeopardize the interest of Party B as a creditor;

iii	Other events when Party B considers to change the way of the loan disbursement;

             If Party B changes the way of payment, Party A should submit the materials again according to the requirements of Party B and the agreements in this contract.

Article 8. Use of Account and Monitor

1.	Bank loan receiving account

The bank account number opened by Party A in the bank of Party B is 610 019 209 000 525 070 96.

2.	Loan collecting account

i.	The account number of the Loan collecting account is 610 019 209 000 525 070 96;

ii.
Party A should report to Party B its loan collecting status each quarter. Party A should report to Party B fund inflow and outflow of loan accounts of the last week on the first 5 business days of each week;

iii.
Party B is entitled to manage the collected funds. Specifically, there is a requirement for loan collecting account: No less than 90% of its received payment from customers should be deposited in this account.

Article 9. Repayment

Principle of Repayment

1. Any repayment by Party A under this Contract shall be made in accordance with the principle that the interest shall be paid before the repayment of any principal.

2. Interest Payment

Party A shall pay to Party B the due interest on the Interest Payment Date. The first interest payment shall be made on the first Interest Payment Date after the disbursement of the Loan. Upon the maturity date for the Loan, Party A shall pay in full all the unpaid interest together with the principal.

3. Party A shall repay the principal in accordance with the Principal Repayment Schedule set forth in the Notice of Drawing.

Method of Repayment

1. Party A shall deposit into its account with Party B such funds as sufficient to repay the amount due to Party B before each Repayment Date specified in this Contract, and shall automatically transfer such funds to Party B for repayment; or Party A shall transfer a sufficient amount from its other accounts to make such repayment on the aforementioned Repayment Date. If Party A fails to repay any indebtedness punctually, Party B has the right to directly debit for the corresponding amount any account opened by Party A with any branch or office of China Construction Bank.

2. Party A may prepay the interest with prior notice to Party B.

3. Party A shall submit to Party B a written application [10] banking days in advance of any prepayment. Party A may prepay all or any part of the principal subject to Party B’s consent to such application.

4. In the case of prepayment of the principal, the interest shall be calculated on the basis of the actual number of days elapsed and at the interest rate set forth in Article 4 of this Contract.

5. In the case of prepayment of the principal, Party B is entitled to demand of Party A compensation fees calculated in accordance with the following formula:

6. Compensation Fee = Prepayment Amount × 1‰ × Number of Days of Prepayment

7. Where any individual Loan shall be repaid in installments and Party A prepays part of the principal, such prepayment shall be effected in a reverse order of the Repayment Schedule. The interest on the outstanding indebtedness after such prepayment shall still be calculated at the interest rate as specified in this Contract.

Article 10. Rights and Obligations of Party A

1. Party A has the right to require Party B to keep in confidence relevant financial information and trade secrets relating to production and operation of Party A unless otherwise provided by laws and regulations.

2. Party A shall provide relevant financial information and information relating to production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information.

3. Party A undertakes that all settlements and deposits relating to the Loan shall be conducted through its accounts opened with Party B or Party B’s relevant branch.

4. Party A shall assist in and accept Party B’s inspection and supervision of its production, operation, financial activities and utilization of the Loan.

5. Party A shall utilize the Loan for the purpose as provided for hereunder.

6. Party A shall punctually repay the principal and interest in accordance with this Contract.

7. Party A or its investors shall not transfer any funds or assets in order to evade the indebtedness owed to Party B.

8. Party A shall give Party B a prior written notice for Party B’s consent if Party A intends to provide security for any third party during the term of this Contract and such security may affect Party A’s ability to make repayment under this Contract.

9. Party A shall promptly arrange for new security(ies) satisfactory to Party B where the Guarantor in respect of this Contract ceases or suspends production; its corporate registration is canceled or business license revoked; it is bankrupt or dissolved; it is operating at a loss; or any other negative change has occurred, and such aforementioned incidents result in loss or partial loss of the Guarantor’s ability to secure the Loan, or where the mortgaged or pledged property(ies) for securing the Loan depreciate(s) or is (are) damaged or destroyed.

10. Party A shall promptly inform Party B of any relevant changes during the term of this Contract, including without limitation its business name, legal representative (or chief officer), registered office, business purpose or registered capital.

11. Where Party A intends to carry out activity(ies) during the term of this Contract which may have an impact on the realization of Party B’s rights hereunder, Party A shall give Party B a [30] banking days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy.

12. Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security(ies) in accordance with Party B’s instructions if there has occurred to Party A incident(s) during the term of this Contract that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled or business license revoked; its legal representative or high-ranking officers are involved in illegal activities; it is involved in litigation with a major impact; great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

13. Party A shall bear all fees and expenses in connection with this Contract and the security(ies) for this Contract including without limitation fees and expenses in respect to legal services, insurance, evaluation, registration, storage, authentication and notarization.

Article 11. Rights and Obligations of Party B

1. Party B is entitled to have access to information about the production, operation, and financial activities of Party A, and to require Party A to provide financial information and documents in respect to its production and operation.

2. If the credit rating of Party A declines, Party B is entitled to adjust or even cancel the Facility which is otherwise available.

3. Party B is entitled to debit any account opened by Party A with any branch or office of China Construction Bank for any amount due to Party B under this Contract.

4. Party B shall disburse the Loan to Party A in accordance with this Contract, except for any delay caused by Party A.

5. Party B shall keep in confidence financial information and trade secrets in relation to production and operation of Party A unless otherwise required by laws or regulations.

Article 12. Liabilities for Default

Events of Default

Events of Default by Party A

(I) Party A fails to provide true, complete and valid financial information, or information relating to its production and operation or other relevant documents as required by Party B.

(II) Party A fails to utilize the Loan for the purpose agreed by the Parties.

(III) Party A fails to repay punctually the principal and/or interest.

(IV) Party A refuses Party B’s demand for supervision and/or inspection over the utilization of the Loan or hinders Party B from doing so.

(V) Party A transfers or misappropriates funds or assets in order to evade the indebtedness.

(VI) Party A’s operational and financial conditions deteriorate and as a result it is unable to repay its indebtedness upon maturity; or it is involved or likely to be immediately involved in litigation or arbitration with a major impact or other legal disputes, and any of the aforementioned incidents in Party B’s judgment may or has affect(ed) or impair(ed) Party B’s rights and interests hereunder.

(VII) Any other indebtedness owed by Party A has affected or may affect its performance of the obligations to Party B hereunder.

(VIII) Party A fails to repay any other indebtedness due to China Construction Bank upon maturity.

(IX) Party A carries out activity(ies) during the term of this Contract which may change its operational or managerial modes or equity structure and which in Party B’s sole judgment may affect or has affected the rights and interests of Party B hereunder. The aforementioned activities shall include without limitation contracting, leasing, and transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division or setting up a joint venture.

(X) Other events which Party B believes will affect the realization of its rights under this Contract.

(XI) Party A fails to perform or comply with any of its other obligations hereunder.

(2) Any of the following events in relation to the Guarantor for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) During the term of this Contract, there occurs to the Guarantor such incident(s) as may affect its ability to act as a joint and several liability guarantors. Such incidents shall include without limitation contracting, leasing, consolidation, merger, setting up a joint venture, division, forming an economic association with another enterprise, transformation to a stock company, bankruptcy and dissolution.

(II) The Guarantor provides beyond its capacity any security for any third party.

(III) The Guarantor loses or may lose its capability to act as a guarantor.

(IV) Other events of default by the Guarantor as provided for in the guarantee contract.

(3) Any of the following events in relation to the Mortgager for this Contract shall be deemed as an event of default of Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) The Mortgager fails to effect or maintain insurance for the mortgaged property, or fails to dispose of insurance proceeds in accordance with the mortgage contract upon occurrence of any insured event.

(II) The Mortgager fails to dispose of proceeds of compensation in accordance with the mortgage contract, where the mortgaged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Mortgager transfers, leases, re-mortgages or disposes of by any other means the mortgaged property without Party B’s written consent.

(IV) The Mortgager fails to handle the proceeds of the disposal of the mortgaged property in accordance with the mortgage contract, although such disposal is effected with Party B’s consent.

(V) The Mortgager fails to restore the value of the mortgaged property promptly, or fails to provide other security acceptable to Party B, where the mortgaged property is damaged, destroyed or decreases in value, which may affect the repayment of the indebtedness hereunder.

(VI) Other events of default by the Mortgager provided for in the mortgage contract.

(4) Any of the following events in relation to the Pledger for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) The Pledger fails to effect or maintain insurance for the pledged property, or fails to dispose of insurance proceeds in accordance with the pledge contract upon occurrence of any insured event.

(II) The Pledger fails to dispose of the proceeds of compensation in accordance with the pledge contract, where the pledged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Pledger fails to handle the proceeds of disposal of the pledged property in accordance with the pledge contract although such disposal is effected with the consent of Party B.

(IV) The Pledger fails to restore the value of the pledged property promptly, or fails to provide other security acceptable to Party B where the pledged property is damaged, destroyed or decreases in value, which may have an impact on the repayment of the indebtedness hereunder.

(V) Other events of default by the Pledger provided for in the pledge contract.

(5) Any of the following shall constitute an Event of Default by Party A unless Party A provides new security as required by Party B: the security documents or other securities do not take effect, or are void or rescinded, or the security provider totally or partially loses its capacity to secure the indebtedness or refuses to perform its obligations.

Remedies

If any Event of Default in item (1) to (5) above occurs, Party B is entitled to enforce its rights hereunder by taking one or more of the following measures:

1. Party B is entitled to adjust, cancel or suspend the Facility or to adjust the Availability Period.

2. Party B is entitled to cease Disbursement of the Loan, to accelerate forthwith the Loan, and to require Party A to repay forthwith all principal, interest and fees.

3. Party B is entitled to liquidated damages of [10]‰ of the outstanding principal.

4. Where Party A fails to repay the Loan upon maturity, Party A shall pay interest and compound interest on the principal and interest which are not punctually repaid (including all or part of the principal and interest which are accelerated by Party B) at the overdue interest rate stipulated by the People’s Bank of China and in accordance with the interest payment provisions set out in this Contract.

5. In the event that Party A fails to utilize the Loan for the purpose set forth in this Contract, Party A shall pay default interest on the misappropriated part of the Loan in accordance with relevant regulations of the People’s Bank of China.

6. Party B is entitled to debit any account in any currency opened by Party A with any branch or office of China Construction Bank for any amount payable by Party A under this Contract.

7. Party B is entitled to enforce its security rights.

8. Party B is entitled to require Party A to provide new security(ies) satisfactory to Party B.

9. Party B is entitled to terminate this Contract.

Article 13. Amendment to this Contract

Upon taking effect of this Contract any Party intending to amend this Contract shall notify the other Party promptly and a written agreement shall be executed if the Parties so agree, unless otherwise provided in this Contract or in any other agreement.

Article 14. Miscellaneous

  (1) Party A declares that there is no violation of laws and regulations on environment protection, energy-savings and ejection-decreasing, and environment pollution reducing in the process of contract-making, and also promises that after the contract has been signed，Party A will strictly abide by relevant laws and regulations on environment protection, energy-savings and ejection-decreasing, and environment pollution reducing; or

(2) If the aforesaid declaration is found to be false or promises have not been kept, or certain energy consumption and environmental pollution risks happen to Party A, Party B has the right to terminate the credit to Party A（including, without limitation, to refusal to grant loans，to provide financing，to issue guarantee or L/C or acceptance bill of Bank), or to declare the debt obligation (including, without limitation, to loans, financing, money advanced which occurred or might occur) to expire in advance，or to take other remedies granted by laws or contractually agreed upon; or

(3) Both Parties agree to apply to the notarization institutions for enforceable notarization over this contract. If there is an overdue loan or any other event of default on Party A or the Guarantor does not perform the obligations, the lender has the rights to apply to the notarization agency, which has notarized this contract, for executive certificate. Together with the notarial deed, the lender could apply for execution to the PRC jurisdiction court, and Party A should accept the enforceable execution.

  (4)                                                                              ;

Article 15. Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with Resolution（1）of the following:

(1) Instituting legal proceedings with the People’s Court in the location of Party B.

(2) Submitting the disputes to Arbitration Commission (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.

The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 16. Effectiveness

This Contract shall take effect upon the execution by the legal representative (chief officer) or authorized representative of Party A and by the chief officer or authorized representative of Party B with the company seals of both Parties affixed.

Article 17. This Contract shall be Made in [5] Counterparts

All documents created within the Availability Period and within the Maximum Amount of the Facility which underlies the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing and or certificates and documents) are integral parts of this Contract.

Article 18. Representations

1. Party A is fully informed and aware of the business purposes and powers of Party B.

2. Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.

3.	Party A has the right and power to execute this Contract.

Party A: SkyPeople Juice Group Co., Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):

/s/: Xue Hongke

Date: 12/30/2010

Party B: Hi-Tech Industrial Development Zone, Xi'an branch of China Constuction

Bank

Chief Officer or Authorized Representative (Signature): /s/: Li Jun

Date: 12/30/2010